Computershare

Western Asset High Income Fund II Inc.

Georgeson LLC
Within USA, US territories & Canada 866-856-2826

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Primary Subscription Rights 12345678901234

WESTERN ASSET HIGH INCOME FUND II INC. SUBSCRIPTION RIGHTS OFFERING

THE SUBSCRIPTION RIGHTS OFFERING EXPIRES AT 5:00 P.M. (EASTERN TIME) ON FEBRUARY 26, 2024, (SUCH DATE AND TIME, THE "EXPIRATION DEADLINE").

Western Asset High Income Fund II Inc. (the "Company") is distributing tradable subscription rights (the "Subscription Rights") to stockholders holding shares of common stock held at the close of business on January 29, 2024 (the "Record Date") as part of a capital increase by way of a rights offering (the "Rights Offering"). Stockholders will be allotted one Subscription Right for each existing share of common stock of the Company (a "Share") held as of the Record Date. Stockholders may purchase 1 new Share for every 3 Subscription Rights held (the "Subscription Ratio") at an estimated cash subscription price of $X.XX per new Share subscribed. Subscription Rights may be exercised only in integral multiples of 3. The Subscription Rights represented hereby include the Over-Subscription Privilege for Subscription Rights holders who are Record Date Stockholders. Under the Over-Subscription Privilege, additional shares of Common Stock may be purchased by Subscription Rights holders if such shares of Common Stock are available and the holder's Subscription Rights have been exercised to the fullest extent possible. The Board of Directors has the right, in its absolute discretion, to eliminate the Over-Subscription Privilege with respect to the shares of Common Stock available for purchase pursuant to the Over-Subscription Privilege (the "Over-Subscription Shares") if it considers doing so to be in the best interest of the Company. The Board of Directors may make such determination at any time, without prior notice to Subscription Rights holders or others, up to and including the fifth day following the Expiration Date. Payment of the cash subscription price by recipients of this form is to be made only via payment of the estimated subscription price of per Share registered. **Please note that $X.XX is an estimated price only. The subscription price will be determined on February 26, 2024, the Expiration Date (unless extended) and could be higher or lower than the estimated subscription price depending on changes in the net asset value and market price of the shares of Common Stock.** Any excess payment of the subscription price at the date of conversion will be refunded by Computershare Trust Company, N.A. (the "Rights Agent").

Stockholders who hold their Shares via physical share certificate or Direct Registration Statement ("DRS") (together, "Registered Stockholders") who choose **to sell** their Subscription Rights must return this form to the Rights Agent by 5:00 p.m. (Eastern time) on February 16, 2024.

THE SUBSCRIPTION RIGHT IS TRANSFERABLE

Registered Stockholders who choose **to exercise** their Subscription Rights (and their Over-Subscription Privilege) must return this form and payment to the Rights Agent by 5:00 p.m. (Eastern time) on the Expiration Deadline, provided that Registered Stockholders paying by personal check must return this form and payment to the Rights Agent by 5:00 p.m.(Eastern time) on February 26, 2024. If a Registered Stockholder does not validly exercise its Subscription Rights, including Subscription Rights in excess of the nearest integral multiple of the Subscription Ratio, (or its Over-Subscription Privilege) by submitting a properly completed form and payment by the Expiration Deadline, its Subscription Rights (and Over-Subscription Privilege) will expire and become null and void without payment of compensation. **FOR REGISTERED STOCKHOLDERS REMITTING PAYMENT BY PERSONAL CHECK, ANY FAILURE WHATSOEVER, REGARDLESS OF THE CAUSE OR NATURE OF SUCH FAILURE, FOR THE RIGHTS AGENT TO RECEIVE YOUR PAYMENT OF THE SUBSCRIPTION PRICE FREE AND CLEAR BY 5:00 P.M. (EASTERN TIME) ON FEBRUARY 26, 2024 SHALL RESULT IN THE CANCELLATION OF YOUR EXERCISES OF SUBSCRIPTION RIGHTS, AND YOUR SUBSCRIPTION RIGHTS WILL EXPIRE NULL AND VOID WITHOUT PAYMENT OF ANY COMPENSATION THEREFOR.**

For a more complete description of the terms and conditions of the Rights Offering, please refer to the prospectus, including the prospectus supplement dated January 29, 2024, (the "Prospectus"), which is incorporated into this certificate (the "Rights Certificate") by reference. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus. Copies of the Prospectus are available free of charge by visiting EDGAR on the Securities and Exchange Commission's website at http://www.sec.gov and through the Company's Information Agent, Georgeson LLC, at 866-856-2826.

The owner of this Rights Certificate is entitled to the number of Subscription Rights and is entitled to exercise the Subscription Rights for the number of Shares, shown on this Rights Certificate.

METHOD OF EXERCISE OF SUBSCRIPTION RIGHTS

IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO THE RIGHTS AGENT, TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE APPLICABLE SUBSCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF THE COMPANY THAT YOU ARE REQUESTING TO PURCHASE TO THE RIGHTS AGENT BEFORE 5:00 P.M., EASTERN TIME, ON FEBRUARY 26, 2024.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

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. For holders of Subscription Rights held in The Depository Trust Company, full payment of the subscription price for each Share of the Company you wish to purchase be must be made in U.S. dollars by wire transfer of immediately available funds to the account maintained by the Rights Agent. Please contact your broker for more information on the subscription process. For Registered Stockholders, full payment of the subscription price for each Share of the Company you wish to purchase be must be made in U.S. dollars by personal check drawn upon a U.S. bank payable to the Rights Agent. Payments by cashier’s check, certified check or money order will not be accepted. To subscribe to your shares of Common Stock, please complete Line “A” on the card below. To subscribe to your Over-Subscription Shares, please complete Line “B” below. Please Note: Only Record Date Stockholders who have exercised their Subscription Rights in full may apply for shares of Common Stock pursuant to the Over-Subscription Privilege. For Registered Stockholders remitting payment by personal check, any failure whatsoever, regardless of the cause or nature of such failure, for the Rights Agent to receive your payment of the subscription price free and clear by 5:00 p.m. (Eastern time) on February 26, 2024 shall result in the cancellation of your exercises of Subscription Rights, and your Subscription Rights will expire null and void without payment of any compensation therefor. Any funds that are cleared following such time will be returned to you. Registered Stockholders are therefore strongly encouraged to remit payment for exercises of your Subscription Rights by wire transfer of immediately available funds. Payments of the subscription price for the new Shares will be held in an account until settlement one business day following the Expiration Date or, in the case of exercises of Subscription Rights held in The Depository Trust Company made after 5:00 p.m. (Eastern time) on February 28, 2024 two business days following the Expiration Date. No interest will be paid to you on the funds you deposit with the Rights Agent. You will not receive any interest on the payments held by the Rights Agent before your Shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason. It is expected that deliveries of all new Shares subscribed for will be on March 4, 2024. REGISTERED STOCKHOLDERS MUST RETURN THIS SUBSCRIPTION CERTIFICATE BY 5:00 P.M. (EASTERN TIME) ON FEBRUARY 16, 2024 IF THEY CHOOSE TO SELL THEIR RIGHTS . REGISTERED STOCKHOLDERS MUST RETURN THIS SUBSCRIPTION CERTIFICATE BY 5:00 P.M. (EASTERN TIME) ON FEBRUARY 26, 2024 IF THEY CHOOS E TO EXERCISE THEIR RIGHTS. PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY SECTION 1:                OFFERING INSTRUCTIONS (check the appropriate boxes) IF YOU WISH TO SUBSCRIBE FOR NEW SHARES: I apply for my entitlement of new Shares pursuant to the Rights Offering                A.                Number of Shares subscribed for (not to exceed 1 Share for every 3 Subscription Rights): Shares                B.                Number of Shares subscribed for Over Subscription privilege Shares                C.                Total Subscription Price (line A multiplied by $X.XX (United States dollars) per Share): AND/OR IF YOU WISH TO SELL YOUR SUBSCRIPTION RIGHTS: I apply for whole Subscription Rights to be sold SECTION 2:                SUBSCRIPTION AUTHORIZATION: I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby subscribe for the number of Shares indicated above on the terms and conditions specified in the Prospectus relating to the Rights Offering. Signature of Subscriber(s) Telephone number (including area code) SECTION 3: TO TRANSFER RIGHTS: For value received, _____of the Rights represented by this Subscription Certificate are assigned to: (Print Full Name of Assignee) _______________________________________________________________________________________________________________________________ Social Security Number (Print Full Address) ____________________________________________________________________________________________________________________ (Print Full Address) _______________________________________________________________________________________________________________________________________ Signature(s) of Assignor(s) _________________________________________________________________________________________________________________________________ IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate. Your Signature must be guaranteed by an Eligible Guarantor Institution as that term is defined under Rule 17Ad-15 of the Securities Exchange Act of 1934, which may include: a) a commercial bank or trust company, or b) a member firm of a domestic stock exchange, or c) a savings bank or credit union. Signature Guaranteed By: __________________________________ __________________________________    (Name of Bank or Firm) (Signature of Officer and Title) Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A. By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011 By Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, 150 Royall Street, Suite V, Canton, MA 02021 DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. Any questions regarding this Subscription Certificate and Subscription Rights Offering may be directed to Georgeson LLC toll free at 866-856-2826.